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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                      ---------------------------------

                                   FORM 8-K

                                CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                      ---------------------------------


                       Date of Report: November 13,1996
               (Date of earliest event reported: October 31, 1996)


                       MOBLEY ENVIRONMENTAL SERVICES, INC.
              (Exact name of registrant as specified in its charter)


     DELAWARE                        0-19497                  75-2242963

(State or other jurisdiction        (Commission File       (I.R.S. Employer
of Incorporation of organization)      Number)               Identification No.)


                              4415 E. GREENWOOD
                             BAYTOWN, TEXAS 77520
                            (Address of registrant's
                           principal executive offices)

                                 (713) 383-7033
           (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS

     On October 31, 1996, Mobley Environmental Services, Inc. (the "Company") announced that it had signed a letter of intent to sell its hydrocarbon recycling and related oil-water processing service assets to United States Filter Corporation ("U.S. Filter"), one of the world's largest water and wastewater products and services companies. The asset sale includes the Company's service terminals, related fleet and equipment, an oil filter recycling facility and four processing plants for the recycling of oil-water mixtures and used oil. These assets are expected to generate approximately $17 million in 1996 revenues. The Company will receive $8 million in shares of U.S. Filter common stock and an opportunity to earn additional shares based on performance. Completion of the sale is subject to negotiation and signing of a definitive acquisition agreement, which is expected to contain standard conditions to closing, including board approval and due diligence.

     In connection with the sale of assets to U.S. Filter, it is anticipated that Michael M. Stark, a director of the Company and its President and Chief Executive Officer, will become an officer and employee of U.S. Filter upon consummation of the transaction. In order to avoid any potential conflict of interest which might result from such situation, Mr. Stark refrained from voting on the transaction and resigned his position as director with the Company effective November 8, 1996.

     On November 4, 1996, the Company announced that its subsidiary, Mobley Company ("Mobley"), had signed a letter of intent to sell its oilfield services assets to Dawson Production Services, Inc. ("Dawson"), a San Antonio-based diversified energy services company. Mobley's East Texas-based oilfield services company provides services for managing liquids used or produced during the lifecycle of oil and gas wells. The proposed transaction includes the sale of Mobley's service terminal in Kilgore, Texas, related fleet and equipment, and three saltwater disposal wells. Under the terms of the letter of intent, Mobley will receive $5 million in cash and a subordinated note for $500,000. Completion of the sale is subject to negotiation and signing of a definitive agreement which is expected to contain standard conditions to closing, including board approval and due diligence.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          7(c) EXHIBITS.

          Exhibit 99(a): Press release dated October 31, 1996 announcing sale of hydrocarbon recycling and related oil-water processing service assets to U.S. Filter Corporation

          Exhibit 99(b): Press release dated November 4, 1996 announcing sale of oilfield services assets to Dawson Production Services, Inc.



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                                  SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: November 13, 1996                  MOBLEY ENVIRONMENTAL SERVICES, INC.


                                          By:  /s/ W. Christopher Chisholm
                                               --------------------------------
                                               W. Christopher Chisholm, Vice
                                               President and Chief Financial
                                               Officer



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                                    EXHIBIT INDEX

Exhibit
Number     Description
--------   -----------

  99(a) Press release dated October 31, 1996 announcing sale of hydrocarbon recycling and related oil-water processing service assets to U.S. Filter Corporation

  99(b) Presss release dated November 4, 1996 announcing sale of oilfield services assets to Dawson Production Services, Inc.





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